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                                                                 EXHIBIT (99)(b)



                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

For Immediate Release                            For More Information, Contact:
December 2, 1999                                 Kevin Korpi, (517) 371-7673
                                                 Chuck Hadden, (517) 487-8550

                  MOMENTUM BUILDING FOR ELECTRIC RESTRUCTURING
                    LEGISLATION IN MICHIGAN, REPORT MICHIGAN
                   CHAMBER OF COMMERCE, MICHIGAN MANUFACTURERS
                                   ASSOCIATION

              JOB PROVIDERS STEP FORWARD TO URGE LEGISLATIVE ACTION


(LANSING, MICHIGAN) -- The Michigan Chamber of Commerce, Michigan Manufacturers Association, a large diverse customer coalition (Citizens for Power & Reliability), and the industrial group ABATE, strongly support introduction and subsequent legislative approval on proposed electric restructuring legislation. The group compliments the leadership of Senator Mat Dunaskiss, who recently released draft legislation that provides an excellent framework for electric competition. This legislative framework will benefit all of Michigan's citizens with better service and more choices at lower cost.

           "The new comprehensive proposal presented by Senator Dunaskiss provides a truly historic opportunity to resolve the debate and move Michigan forward to a new competitive era," said Jim Barrett, President and CEO of the Michigan Chamber of Commerce. "This proposed legislation supports the recent findings of an EPIC-MRA poll on Michigan that overwhelmingly shows residents and businesses want legislation to allow customers to choose their electric supplier."

           In response to Senator Dunaskiss' call for comments on draft legislation, more than 30 Michigan employers, small and large businesses, manufacturers, trade organizations and utilities have indicated their support for legislative action. "This proposal offers an opportunity to enact a comprehensive, balanced and beneficial approach to implement competition and improve Michigan's economic competitiveness," said John G. Thodis, President and CEO of the Michigan Manufacturers Association.



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           To date, 23 other states have taken steps to bring competition, along with customer choice and enhanced reliability, to the electric marketplace.

           "There is tremendous support in the business community for moving forward," said Brent Stevenson, Regional Manager-Government Relations, Georgia Pacific and co-chair of the Citizens for Power & Reliability. "We are pleased with the growing interest on the part of the Michigan Legislature to address this important issue in a constructive and comprehensive manner."

           The growing list of Michigan employers and trade organizations who support the introduction of electric restructuring legislation includes:

ABATE                                                       Mead
American Electric Power                                     Michigan Chamber of Commerce*
Amway                                                       Michigan Electric Cooperative Assoc.
Associated Petroleum Industries of Michigan                 Michigan Electric & Gas Association
Champion International Corporation                          Michigan Grocers Association
Cleveland Cliffs, Inc.                                      Michigan Independent Power Producers
Consumers   Energy                                          Michigan Manufacturers Association**
DaimlerChrysler                                             Michigan Restaurant Association
Dow Chemical                                                Michigan Retailers Association
Dow Corning                                                 National Steel
First Power LLC                                             Nordic Electric
Ford Motor Company                                          North Star Steel/Cargill
General Motors Corporation                                  Packaging Corporation of America
Georgia Pacific                                             Perrigo
Grand Rapids Area Chamber of Commerce                       PG& E Corporation
Guardian                                                    Primary Power
Lear Corporation                                            Saginaw Chamber of Commerce
Marathon Ashland Petroleum LLC                              Spartan Stores


*The Michigan Chamber of Commerce represents approximately 7,000 businesses, local chambers of commerce, and trade associations. With members of every size and type in all 83 Michigan counties, the Michigan Chamber represents a broad-cross section of the state's economy.

**The Michigan Manufacturers Association represents 4,000 businesses and corporations throughout the state, which collectively employ 90 percent of Michigan's workforce.